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                                                                      EXHIBIT 23
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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




THE BOARD OF DIRECTORS AND STOCKHOLDERS
SAMSONITE CORPORATION:


We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-05467, 333-19281, 333-20775 and 333-28663) of Samsonite
Corporation of our report dated March 17, 1998, except as to Note 19, which is as of April 24, 1998, relating to the consolidated balance sheets of Samsonite Corporation and subsidiaries as of January 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 1998, and the related financial statement schedule, which report appears in the January 31, 1998 Annual Report on Form 10-K of Samsonite Corporation.



                                               KPMG PEAT MARWICK LLP


Denver, Colorado
April 27, 1998